SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                               _________

                               FORM 8-A


           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR (g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

                            TECO ENERGY, INC.
        (Exact name of registrant as specified in its charter)

         Florida                                 59-2052286
(State of incorporation or organization)     (IRS Employer
                                             Identification No.)

Teco Plaza, 702 North Franklin Street, Tampa, Florida           33602
(Address of principal executive offices)                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
     to be so registered                each class is to be registered

Common Stock Purchase Rights            New York Stock Exchange, Inc.

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursu-ant to General Instruction A.(c), please check the following box.
[x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursu-ant to General Instruction A.(d), please check the following box.
[   ]

Securities Act registration statement file number to which this form relates:
              (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                              None
                           (Title of class)

            INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Securities to be Registered.

          On  October 21, 1998, the Board of Directors of TECO Energy,

Inc.  (the  "Company")  approved the renewal of the Company's existing shareholder  rights  plan  through  the  execution  and  delivery of a

Renewed Rights Agreement.

          The  terms  of  the  Renewed Rights Agreement and the Rights issued thereunder are set forth in the Renewed Rights Agreement, which includes  as Exhibit A the Form of Rights Certificate, a copy of which is filed herewith as Exhibit 1 and incorporated herein by reference.

Item 2.   Exhibits.

          1. Form of Renewed Rights Agreement, dated as of October 21, 1998, between TECO Energy, Inc. and BankBoston, N.A., which includes as Exhibit A the Form of Rights Certificate (incorporated by reference to the Company's Current Report on Form 8-K dated October 21, 1998)














































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                               SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities

Exchange Act of 1934, the registrant has duly caused this registration statement  to be signed on its behalf by the undersigned, thereto duly authorized.



                                        TECO ENERGY, INC.

Dated: April 23, 1999                   By /s/ G. L. Gillette
                                               G. L. Gillette
                                               Vice President-Finance and
                                               Chief Financial Officer
































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                                  INDEX TO EXHIBITS

          Exhibit
            No.                   Exhibits.

            1. Form of Renewed Rights Agreement, dated as of October 21, 1998, between TECO Energy, Inc. and BankBoston, N.A., which includes as Exhibit A the Form of Rights Certificate (incorporated by reference to the Company's Current Report on Form 8-K dated October 21, 1998)








































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